================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -----------------------

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
    [ ]  Preliminary Proxy Statement
    [ ]  Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2)
    [X]  Definitive Proxy Statement
    [ ]  Definitive Additional Materials
    [ ]  Soliciting Material Pursuant to Section  240.14a-11(c) or
         Section 240.14a-12



                               THE BOEING COMPANY
                (Name of Registrant as Specified in Its Charter)


                            ------------------------
                   (Names of Person(s) Filing Proxy Statement



Payment of Filing Fee (Check the appropriate box):

    [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2)
         or Investment Company Act Rule 20a-1(c).
    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
    [ ]  Fee computed on table below per Exchange Act Rules
         14a-6(i)(4) and 0-11.

         (1)  Title of each class of securities to which transaction applies:
         (2)  Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         (4)  Proposed maximum aggregate value of transaction:

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid:
         (2)  Form, schedule or registration statement no.:
         (3)  Filing party:
         (4)  Date filed:

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


                               THE BOEING COMPANY


                                                                  March 10, 1995

Dear Shareholder:

         You are invited to attend your Company's 1995 Annual Meeting of Shareholders.

         It will be held on Monday, April 24, 1995, in the second-floor auditorium of the Company's 2-22 Building, located at 7755 East Marginal Way South, Seattle, Washington. The meeting will begin at 11:00 a.m., Seattle time. A map and directions to the meeting facility are on the back of this proxy statement. The Annual Meeting will be accessible through the use of a sign language interpreter.

         At the meeting there will be reports on the activities of the Company and an opportunity to submit questions or comments on matters of interest to shareholders generally.

         Whether or not you attend in person, it is important that your shares be voted on matters that come before the meeting. I urge you to specify your choices by marking, dating, and signing the accompanying proxy card and returning it promptly. If you sign and return your proxy card without marking choices, it will be understood that you wish to have your shares voted in accordance with the directors' recommendations.

                                       Very truly yours,


                                       /s/ Frank Shrontz
                                       FRANK SHRONTZ
                                       Chairman of the Board
                                       and Chief Executive Officer


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                               THE BOEING COMPANY

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 24, 1995

The Annual Meeting of Shareholders of The Boeing Company will be held on April 24, 1995, at 11:00 a.m., Seattle time, in the second-floor auditorium of the Company's 2-22 Building, at 7755 East Marginal Way South, Seattle, Washington.

Shareholders at the close of business on February 23, 1995, will be entitled to vote at the Annual Meeting. The only item on the agenda is the election of five people to the Board of Directors, each for a three-year term expiring in 1998. Management does not expect any other business to come before the Annual Meeting.

For admission to the meeting, shareholders who own shares in their own names should come to the Registered Shareholders check-in tables, where their ownership will be verified. Those who have beneficial ownership of stock through a bank or broker should come to the Beneficial Owners table and must bring account statements or letters from their banks or brokers indicating that they owned Boeing stock as of February 23, 1995. SHAREHOLDER ADMISSION TICKETS WILL NOT BE USED THIS YEAR.



                                       /s/ Heather Howard
                                       HEATHER HOWARD
                                       Corporate Secretary and Corporate Counsel

                                       Seattle, Washington
                                       March 10, 1995


 IF YOU CANNOT ATTEND THE MEETING, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED
         PROXY CARD APPOINTING PHILIP M. CONDIT, GEORGE M. KELLER, AND
                    GEORGE H. WEYERHAEUSER AS YOUR PROXIES.





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
                               THE BOEING COMPANY
                                 P.O. BOX 3707
                              SEATTLE, WASHINGTON

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 24, 1995

This proxy statement is issued in connection with solicitation of the enclosed proxy by the Board of Directors of The Boeing Company (the "Company" or "Boeing") for use at the Company's 1995 Annual Meeting of Shareholders (the "Annual Meeting"). The approximate date on which this proxy material is first to be sent to shareholders is March 15, 1995.

                             OUTSTANDING SECURITIES

The Company's only class of capital stock outstanding is common stock with voting rights. The Board of Directors has fixed the close of business on February 23, 1995, as the record date for identifying shareholders of the Company entitled to vote at the Annual Meeting. On February 23, 1995, there were 341,057,901 shares of common stock outstanding and entitled to vote. The last sale price of the Company's common stock for that date, as reported in The Wall Street Journal, was $47.00 per share.

                           ATTENDANCE AT THE MEETING

For admission to the meeting, shareholders who own shares in their own names should come to the Registered Shareholders check-in tables, where their ownership will be verified. Those who have beneficial ownership of stock that is held by a bank or broker (often referred to as "holding in street name") should come to the Beneficial Owners tables; they must bring account statements or letters from their banks or brokers indicating that they owned Boeing stock as of February 23, 1995. Shareholder admission tickets will not be used this year.

The doors to the 2-22 Building will be opened at 9:30 a.m. and the meeting will begin at 11:00 a.m. It is expected to be finished no later than 12:30 p.m. A map and directions to the meeting facility are on the back of this proxy statement.

Anyone who wishes to bring a translator to provide simultaneous translation during the meeting is asked to contact the Assistant Secretary no later than April 10, 1995, at The Boeing Company, P.O. Box 3707, Mail Stop 10-13, Seattle, Washington 98124-2207. Those with translators will be seated in the meeting room annex in order to avoid disturbing others.

                       VOTING AT THE MEETING OR BY PROXY

At the date of this statement, the only matter that management intends to present is the election of five directors, each for a three-year term expiring in 1998.

Shares represented by a properly executed proxy in the accompanying form will be voted at the meeting and, when instructions are given by the shareholder, will be voted in accordance with





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
those instructions. If no instructions are given, the shares will be voted according to the recommendation of the Board of Directors. That recommendation is reported later in this statement.

The enclosed proxy card gives discretionary authority to the persons named on the proxy card to vote the shares in their best judgment, if any matters other than those shown on the proxy card are properly brought before the meeting.

A shareholder who executes a proxy may revoke it at any time before its exercise by delivering a written notice of revocation to the Secretary of the Company or signing and delivering another proxy that is dated later. If the shareholder attends the meeting in person, either giving notice of revocation to an inspector of election at the meeting or voting at the meeting will revoke the proxy.

                        VOTING BY FUND  E  PARTICIPANTS

Most Boeing employees may participate in either The Boeing Company Voluntary Investment Plan for Hourly Employees or The Boeing Company Voluntary Investment Plan for Salaried Employees (the "VIP Plans"), which are retirement plans established under Section 401(k) of the Internal Revenue Code. One of the five funds into which employees may direct their investments is Fund E, which invests in Boeing common stock. The shares of stock held in that fund are registered in the name of The Chase Manhattan Bank, N.A., which is the Trustee of the VIP Plans. The participants do not acquire ownership of the shares and therefore are not eligible to vote the shares directly or attend the Annual Meeting (unless they are also registered or beneficial owners of Boeing stock). However, the participants are allocated units in the fund and may instruct the Trustee how to vote the shares represented by their units.

The proxy card that is being sent with this proxy statement to registered shareholders is also being sent to Fund E participants. (Beneficial owners receive proxy cards from their brokers or other agents; some brokers use the Company's proxy card and some prepare their own proxy cards.) The number of common shares held is shown on the back of the proxy card, above the boxes to be marked, with the notation "COM." The number of Fund E shares, if any, is shown on a separate line with the notation "VIP." If one person has both common shares and Fund E shares, both lines will appear on the card and that person may vote both the common and Fund E shares by signing and returning the single card. Fund E shares can be voted only by signing and returning the proxy card; they cannot be voted at the meeting and prior votes cannot be revoked at the meeting.

Fund E shares will be voted by the Trustee according to the participant's instructions. If the card is signed and returned but no voting instructions are given, such shares will be voted as recommended by the Board of Directors. Signing the card will also authorize the Trustee or its proxies to vote at their discretion on any other matter that may properly come before the meeting.





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                                 VOTE REQUIRED

Under Delaware law and the Company's Restated Certificate of Incorporation, the presence at the Annual Meeting, in person or by duly authorized proxy, of the holders of one-third of the outstanding shares of stock entitled to vote constitutes a quorum for the transaction of business. The five nominees for election as directors who receive the greatest number of votes cast for the election of directors by shares entitled to vote and present in person or by proxy at the Annual Meeting will be elected directors. The affirmative vote of the majority of shares entitled to vote and present in person or by proxy at the Annual Meeting is required for approval of any other matter submitted to a vote of the shareholders.

                            METHOD OF COUNTING VOTES

Each share of common stock entitles the holder to one vote on each matter presented for shareholder approval. An abstention with respect to the election of directors will not be counted either in favor of or against the election of the nominees. In the case of any other proposal presented for shareholder approval, an abstention will effectively count as a vote against that proposal.

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the New York Stock Exchange are permitted to vote their clients' proxies in their own discretion as to the election of directors if the clients have not furnished voting instructions within ten days of the meeting. Certain proposals other than the election of directors are "non-discretionary" and brokers who have received no instructions from their clients do not have discretion to vote on those items. When brokers vote proxies on some but not all of the proposals at a meeting, the missing votes are referred to as "broker non-votes." Broker non-votes will be included in determining the presence of a quorum at the meeting, but they are not considered "shares present" for voting purposes and have no impact on the outcome of the proposals, other than to reduce the number of favorable votes necessary to approve the proposal.

                           CONFIDENTIAL VOTING POLICY

It is the policy of the Company that all proxy, ballot, and voting materials that identify the vote of a specific shareholder on any matter submitted for a vote of shareholders will be kept secret from directors and executive officers of the Company except (1) when disclosure is required by applicable law or regulation; (2) when a shareholder expressly requests such disclosure; and (3) in a contested proxy solicitation. If the shareholder is an employee of the Company or a participant in Fund E of the Company's VIP Plans, the information will not be disclosed to management unless (1) or (2) above applies.

Proxies and ballots will be received and tabulated by an independent business entity that is not affiliated with the Company. The inspectors of election will be independent of the Company.

Comments written on proxy cards will be provided to the Secretary of the Company without disclosing the vote unless that information is necessary to understand the comment.





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                            EXPENSES OF SOLICITATION

All expenses for soliciting proxies will be paid by the Company. The Company has retained D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, to aid in the solicitation of proxies, for a fee of $17,500, plus reasonable out-of-pocket expenses. Proxies may be solicited by personal interview, mail, and telephone. Brokerage houses, other custodians, and nominees have been asked whether other persons are the beneficial owners of the shares that they hold in street name and, if that is the case, they have been supplied with additional copies of the proxy materials for distribution to such beneficial owners. The Company will reimburse such parties for their reasonable expenses in sending proxy materials to the beneficial owners of the shares.

                              INDEPENDENT AUDITORS

As recommended by the Audit Committee of the Board of Directors, the Board has appointed Deloitte & Touche LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 1995. Deloitte & Touche LLP and predecessor firms have served continuously since 1934 as independent auditors for the Company. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

                             ELECTION OF DIRECTORS

The Board of Directors currently consists of thirteen people, eleven of whom are independent directors and two of whom are members of management. In accordance with the Company's By-Laws, directors are divided into three classes, each of which is composed of approximately one-third of the directors. At the Annual Meeting, five directors will be elected to serve for terms of three years, expiring on the date of the annual meeting of shareholders in 1998. Each director elected will continue in office until a successor has been elected or until resignation or removal in the manner provided by the By-Laws of the Company. The nominees for the Board of Directors, recommended by its Organization and Nominating Committee, are all currently board members. The nominees for director and the directors whose terms will continue after the Annual Meeting are listed below. Shares represented by a properly executed proxy card will be voted for the nominees unless such authority is withheld. The Board of Directors does not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unavailable for election, all proxies will be voted for the election of a substitute nominee designated by the Board of Directors.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.





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                                    NOMINEES

JOHN E. BRYSON                                               Director since 1995

CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF SCECORP. Age 51. Mr. Bryson has served as Chairman of the Board and Chief Executive Officer of SCEcorp and its principal subsidiary, Southern California Edison Company (electric utility), since 1990. He is also a director of The Mission Group, which is a nonutility subsidiary of SCEcorp. Mr. Bryson joined Southern California Edison Company in 1984. Immediately prior thereto, he was a partner in the law firm of Morrison and Foerster. From 1979 through 1982, Mr. Bryson served as President of the California Public Utilities Commission and earlier served as Chairman of the California State Water Resources Control Board. He is also a director of First Interstate Bancorp, The Times Mirror Company, and the Council on Foreign Relations, and a trustee of Stanford University. Mr. Bryson has 500 shares of Boeing stock and interests in 106 Boeing shares under the Deferred Compensation Plan for Directors. He was elected a director, and a member of the Audit and Finance Committees, by the Board of Directors on February 27, 1995.

STANLEY HILLER, JR.                                          Director since 1976

PARTNER, HILLER INVESTMENT COMPANY. Age 70. Mr. Hiller has been a senior partner in Hiller Investment Company (private investments) since 1968. He is currently Chief Executive Officer of Key Tronic Corporation (manufacturer of computer keyboards and other input devices). Previously, he was Chairman of the Board of Baker International, Reed Tool, York International, and other corporations. Mr. Hiller is chairman of the Audit Committee and a member of the Finance Committee. He has 10,630 shares of Boeing stock and exercisable options for 2,010 shares.

CHARLES M. PIGOTT                                            Director since 1972

CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, PACCAR INC. Age 65. Mr. Pigott has been Chairman of the Board and Chief Executive Officer of PACCAR Inc (manufacturer of transportation equipment) since 1986. He served as President of that company from 1965 to 1987. He is also a director of Chevron Corporation and The Seattle Times Company. Mr. Pigott is chairman of the Organization and Nominating Committee and a member of the Compensation Committee. He has 15,093 shares of Boeing stock and exercisable options for 2,010 shares.

ROZANNE L. RIDGWAY                                           Director since 1992

CO-CHAIR, THE ATLANTIC COUNCIL OF THE UNITED STATES. Age 59. Ambassador Ridgway, Co-Chair of The Atlantic Council of the United States (an association to promote better understanding of international economic, political, and security issues), was its President from 1989 through 1992. Prior to that, she served with the U.S. State Department, including service as Special Assistant to the Secretary of State, Ambassador to the German Democratic Republic, and Ambassador to Finland. From 1985 until her retirement in 1989, she was Assistant Secretary of State for European and Canadian Affairs. She is also a director of Bell Atlantic Corporation, Citicorp, Emerson Electric Company, RJR Nabisco, Inc., 3M Corporation, The Sara Lee Corporation, and Union Carbide Corporation. She is a trustee of the National Geographic Society and the CNA





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Corporation, and a member of the International Advisory Board of the New
Perspective Fund. Ambassador Ridgway is a member of the Audit Committee and the Finance Committee. She has 100 shares of Boeing stock, interests in 1,234 Boeing shares under the Deferred Compensation Plan for Directors, and exercisable options for 2,010 shares.

FRANK SHRONTZ                                                Director since 1985

CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, THE BOEING COMPANY. Age 63. Mr. Shrontz was named Chairman of the Board of The Boeing Company in 1988. He has been Chief Executive Officer since 1986 and was President of the Company from 1985 until 1988. He has been employed by the Company since 1958, except for the period from 1973 through 1976, when he served as Assistant Secretary of the Air Force and as Assistant Secretary of Defense. Mr. Shrontz is also a director of Boise Cascade Corporation, Citicorp, and 3M Corporation. He has 17,670 shares of Boeing stock, 26,740 performance shares issued under the Long-Term Incentive Program, 3,226 Boeing Stock Units, and exercisable options for 415,124 shares. He also has a vested option for 200,000 shares that becomes exercisable only when the market price reaches certain levels.


                              CONTINUING DIRECTORS

ROBERT A. BECK                                               Director since 1985

CHAIRMAN EMERITUS, THE PRUDENTIAL INSURANCE COMPANY OF AMERICA. Age 69. Mr. Beck served as Chairman of the Board and Chief Executive Officer of The Prudential Insurance Company of America (a diversified insurance company) from 1978 until his retirement from those positions in 1987. Currently he serves as Chairman Emeritus and director of Prudential. He is also a director of Campbell Soup Company, Texaco, Inc., and Xerox Corporation. Mr. Beck is a member of the Audit Committee and the Finance Committee. His current term expires in 1996. He has 1,125 shares of Boeing stock, interests in 11,945 Boeing shares under the Deferred Compensation Plan for Directors, and exercisable options for 2,010 shares.

PHILIP M. CONDIT                                             Director since 1992

PRESIDENT, THE BOEING COMPANY. Age 53. Mr. Condit was elected President of The Boeing Company in August 1992. From 1989 to 1992, he was Executive Vice President of Boeing Commercial Airplane Group and General Manager of its 777 Division (previously called the New Airplane Division). Mr. Condit is also a director of Fluke Corporation and Nordstrom Inc. His current term expires in 1996. Mr. Condit has 5,818 shares of Boeing stock, 10,660 performance shares, 1,570 Boeing Stock Units, and exercisable options for 53,450 shares. He also has a vested option for 125,000 shares that becomes exercisable only when the market price reaches certain levels.





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
JOHN B. FERY                                                 Director since 1989

CHAIRMAN OF THE BOARD, BOISE CASCADE CORPORATION. Age 65. Mr. Fery has served as Chairman of the Board of Boise Cascade Corporation (wood and paper products) since 1978, and served as Chief Executive Officer from 1972 until July 29, 1994. He is also a director of Albertson's, Inc., Hewlett-Packard Company, and West One Bancorp. Mr. Fery is chairman of the Finance Committee and a member of the Audit Committee. His current term expires in 1996. Mr. Fery has 2,250 shares of Boeing stock and exercisable options for 2,010 shares.

PAUL E. GRAY                                                 Director since 1990

CHAIRMAN OF THE CORPORATION, MASSACHUSETTS INSTITUTE OF TECHNOLOGY. Age 63. Dr. Gray served as President of Massachusetts Institute of Technology (education) from 1980 until he retired in 1990. He was Chancellor of MIT from 1971 to 1980 and Dean of the School of Engineering from 1970 to 1971. Dr. Gray is a director of Eastman Kodak Company, New England Mutual Life Insurance Co., and Arthur D. Little, Incorporated. He is a member of the Audit Committee and the Finance Committee. His current term expires in 1997. Dr. Gray has 800 shares of Boeing stock and exercisable options for 1,710 shares.

HAROLD J. HAYNES                       Director from 1974 to 1982 and since 1984

RETIRED CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, CHEVRON CORPORATION. Age 69. Mr. Haynes served Chevron Corporation (petroleum products) as President from 1969 to 1974 and as Chairman of the Board and Chief Executive Officer from 1974 until his retirement in 1981. He currently serves as a director of and Senior Counselor to Bechtel Group, Inc. Mr. Haynes is also a director of Citicorp, Hewlett-Packard Company, PACCAR Inc, and Saudi Arabian Oil Company. He is a member of the Compensation Committee and the Organization and Nominating Committee. His current term expires in 1997. Mr. Haynes has 8,000 shares of Boeing stock and exercisable options for 2,010 shares.

GEORGE M. KELLER                                             Director since 1983

RETIRED CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, CHEVRON CORPORATION. Age 71. Mr. Keller was Chairman of the Board and Chief Executive Officer of Chevron Corporation (petroleum products) from 1981 until his retirement on January 1, 1989. He had been continuously employed by that company since 1948, including service as Vice Chairman from 1974 to 1981. Mr. Keller is a director of The Chronicle Publishing Company, First Interstate Bancorp, McKesson Corp., Metropolitan Life Insurance Company, and SRI International. He is chairman of the Compensation Committee and a member of the Organization and Nominating Committee. His current term expires in 1997. Mr. Keller has 4,375 shares of Boeing stock and exercisable options for 2,010 shares.





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
DONALD E. PETERSEN                                           Director since 1990

RETIRED CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, FORD MOTOR COMPANY. Age 68. Mr. Petersen served as Chairman of the Board and Chief Executive Officer of Ford Motor Company (automobile manufacturer) from 1985 to 1990. He had served as President of Ford Motor Company from 1980 to 1985. Mr. Petersen is a director of Dow Jones & Co., Inc. and Hewlett-Packard Company. He is a member of the Compensation Committee and the Organization and Nominating Committee. His current term expires in 1996. Mr. Petersen has 1,500 shares of Boeing stock, interests in 2,590 Boeing shares under the Deferred Compensation Plan for Directors, and exercisable options for 2,010 shares.

GEORGE H. WEYERHAEUSER                                       Director since 1962

CHAIRMAN OF THE BOARD, WEYERHAEUSER COMPANY. Age 68. Mr. Weyerhaeuser has been Chairman of the Board of Weyerhaeuser Company (forest products) since 1988. He joined Weyerhaeuser Company in 1949, became its President in 1966, and was its Chief Executive Officer from 1966 to 1991. He has been a director of that corporation since 1960 and is also a director of Chevron Corporation and SAFECO Corporation. Mr. Weyerhaeuser is a member of the Compensation Committee and the Organization and Nominating Committee. His current term expires in 1997. Mr. Weyerhaeuser has 9,112 shares of Boeing stock and exercisable options for 2,010 shares.





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                           COMPENSATION OF DIRECTORS

The Company pays each non-employee director an annual board retainer fee of $26,000 and a fee of $2,000 for each day on which that director attends a board meeting. Additionally, the Company pays a non-employee director an annual committee retainer of $6,000 for all committee service and a daily fee of $1,000 for attendance at one or more committee meetings on a day on which a board meeting is not also held. The Company reimburses non-employee directors for actual travel and out-of-pocket expenses incurred in connection with service to the Company.

In addition to the cash compensation described above, at the time of a non-employee director's first annual meeting, the director receives an initial option to purchase 1,500 shares of Boeing common stock. After each subsequent annual meeting during the non-employee director's term, the director receives an option to purchase an additional 1,200 shares. The exercise price is determined by the Fair Market Value of Boeing common stock. "Fair Market Value" is the mean of the high and low per share trading prices as reported in The Wall Street Journal for the New York Stock Exchange - Composite Transactions for a single trading day. The exercise price of an option is equal to the average of the Fair Market Values during the fifth through ninth business days following the grant. Options vest approximately one year after grant, provided the recipient remains a director. Options become exercisable in installments one, three, and five years after the date of grant.

The Company also has a Deferred Compensation Plan for Directors. Participating directors may elect to defer all or a portion of their cash compensation for service as directors in a cash-based account that bears interest or a stock unit account that earns dividends.

                                   COMMITTEES

The Board of Directors has standing Audit, Compensation, Finance, and Organization and Nominating Committees. Additionally, from time to time, the board establishes special committees for specific purposes. The membership of the standing committees is usually determined at the organizational meeting of the board in conjunction with the annual meeting of shareholders. Only independent directors currently serve on standing committees. The membership of the committees is as follows, with the chairman of each committee listed first:

                                                                                                ORGANIZATION
 AUDIT                          COMPENSATION                      FINANCE                       AND NOMINATING
 -----                          ------------                      -------                       --------------
 Stanley Hiller, Jr.            George M. Keller                  John B. Fery                  Charles M. Pigott
 Robert A. Beck                 Harold J. Haynes                  Robert A. Beck                Harold J. Haynes
 John E. Bryson                 Donald E. Petersen                John E. Bryson                George M. Keller
 John B. Fery                   Charles M. Pigott                 Paul E. Gray                  Donald E. Petersen
 Paul E. Gray                   George H. Weyerhaeuser            Stanley Hiller, Jr.           George H. Weyerhaeuser
 Rozanne L. Ridgway                                               Rozanne L. Ridgway





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AUDIT COMMITTEE

The functions of the Audit Committee are to recommend to the board the appointment of a firm of certified public accountants to conduct the audit of the Company's consolidated financial statements, to review the scope and results of the audit, to monitor the adequacy of financial reporting controls, to review significant legal items, and to monitor the adequacy of the Company's risk management program. It also reviews the Company's ethics and business conduct programs and compliance with the Defense Industry Initiative on Business Ethics and Conduct, and monitors Company compliance with laws, regulations, and Company policies established by the board relating to sales consultants, government affairs consultants and political contributions. In 1994, the Audit Committee held five meetings.

COMPENSATION COMMITTEE

The Compensation Committee makes recommendations to the Board of Directors concerning the compensation of elected Company officers. The committee determines the number of stock options awarded to certain officers of the Company and the terms and conditions on which the options will be granted. It administers the Deferred Compensation Plans for employees and independent directors and oversees incentive compensation awards to officers and employees of the Company, in accordance with the Company's Incentive Compensation Plan. In 1994, the Compensation Committee held six meetings.

FINANCE COMMITTEE

The Finance Committee reviews and makes recommendations concerning proposed dividend actions, current and projected capital requirements, issuance of debt or equity securities, major changes to credit agreements with commercial banks, and short-term investment policy. The committee reviews annually the investment policies, administration, and performance of the trust investments of the Company's employee benefit plans. The Finance Committee held five meetings in 1994.

ORGANIZATION AND NOMINATING COMMITTEE

The Organization and Nominating Committee makes recommendations to the Board of Directors concerning the desired qualifications of prospective candidates to fill vacancies on, or to be elected or re-elected to, the board. The committee will consider the names and qualifications of candidates for the board submitted by shareholders in accordance with the procedures referred to on page 30 of this proxy statement. The Organization and Nominating Committee advises the Board of Directors with respect to recommendations of management concerning compensation of the board and its committees. The committee also makes recommendations to the Board of Directors concerning candidates for election as chief executive officer of the Company, election of other corporate officers, and succession planning for senior management. The Organization and Nominating Committee held six meetings in 1994.

                          BOARD AND COMMITTEE MEETINGS

During 1994, the board held six meetings and the committees described above held 22 meetings. Average attendance at all such meetings was 90%. Each incumbent director attended at least 75% of the total number of board and committee meetings he or she was eligible to attend, except Mr. Beck, who was ill.

                           RELATED PARTY TRANSACTIONS

The Company and its subsidiaries have transactions in the ordinary course of business with other corporations of which certain Boeing directors are executive officers. The Company does not consider the amounts involved in such transactions to be material in relation to its business and believes that such amounts are not material in relation to the business of such other corporations or the interests of the directors involved.

                         COMPLIANCE WITH SECTION 16(a)
                        OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain of its officers to file reports of their ownership of Boeing stock and of changes in such ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. SEC regulations also require the Company to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis. Based solely on the Company's review of the copies of such reports it has received, the Company believes that all of its directors and officers complied with all filing requirements applicable to them with respect to transactions during 1994.

                        SECURITY OWNERSHIP OF MANAGEMENT

The table below shows ownership of the Company's common stock as of February 28, 1995, by each director and director nominee, by the Chief Executive Officer and the other five most highly compensated executive officers (collectively, the "named executive officers"), and by all directors and executive officers as a group. The first column, "Number of Shares Beneficially Owned," includes for each person the number of shares of common stock directly and indirectly owned on February 28, 1995. The second column shows the number of shares that such person may acquire on or before April 29, 1995, by exercising stock options awarded by the Company. The third column shows the number of shares, share equivalents, and interests in shares held pursuant to the Company's compensation and benefit plans, on February 28, 1995. All numbers in the table are rounded to whole shares.

No family relationship exists between any of the directors, director nominees, or executive officers of the Company.

All amounts shown in the table together represent less than one percent of the outstanding common stock. The Company is not aware of any person who beneficially owns five percent or more of the Company's common stock.

                                                                        NUMBER OF              OTHER
                                                    NUMBER OF          SHARES THAT           INTERESTS
                                                     SHARES               MAY BE             IN SHARES
                                                  BENEFICIALLY         ACQUIRED BY            OR SHARE
                NAME OF BENEFICIAL OWNER              OWNED         EXERCISING OPTIONS      EQUIVALENTS
                ------------------------          ------------      ------------------      -----------
                DIRECTORS AND NOMINEES

                Robert A. Beck                         1,125              2,010               11,945(1)
                John E. Bryson                           500(2)               0                  106(1)
                John B. Fery                           2,250              2,010                    0
                Paul E. Gray                             800(2)           1,710                    0
                Harold J. Haynes                       8,000              2,010                    0
                Stanley Hiller, Jr.                   10,630              2,010                    0
                George M. Keller                       4,375(2)           2,010                    0
                Donald E. Petersen                     1,500              2,010                2,590(1)
                Charles M. Pigott                     15,093              2,010                    0
                Rozanne L. Ridgway                       100              2,010                1,234(1)
                George H. Weyerhaeuser                 9,112              2,010                    0

                NAMED EXECUTIVE OFFICERS
                (*also served as directors)

                Frank Shrontz*                        17,670            415,124(4)            29,966(3)
                Douglas P. Beighle                     8,311            127,050               10,702(3)
                Philip M. Condit*                      5,818             53,450(4)            12,230(3)
                Boyd E. Givan                          9,552(5)          80,275(4)            10,235(3)
                C. Gerald King                        11,999             71,587(4)             8,643(3)
                Ronald B. Woodard                          0             27,012(4)             7,610(3)(6)

                All directors and executive
                officers as a group (22 persons)     121,189(5)         985,721(4)           119,449

(1) Each number represents stock units in the Deferred Compensation Plan for Directors, which is described on page 15.

(2) Voting and investment power over this stock is shared with the director's spouse.

(3) Each number includes performance shares issued pursuant to the Company's Long-Term Incentive Program and Boeing Stock Units. For a description of these interests, see the Compensation Committee Report on Executive Compensation, which begins on page 25. The numbers held by each named executive officer are as follows:

                                         PERFORMANCE         BOEING
                                            SHARES        STOCK UNITS
                                         -----------      -----------
                  Frank Shrontz             26,740            3,226
                  Douglas P. Beighle         9,820              882
                  Philip M. Condit          10,660            1,570
                  Boyd E. Givan              9,310              925
                  C. Gerald King             7,740              903
                  Ronald B. Woodard          3,700              796

(4) In addition to the stock options shown here, Messrs. Shrontz, Condit, Givan, King, and Woodard have vested supplemental stock options that expire on December 13, 1998. They are not exercisable until the closing price of Boeing common stock, as reported in The Wall Street Journal for the New York Stock Exchange - Composite Transactions, averages or exceeds specified prices for 20 consecutive trading days. For further discussion of these options, see footnote (2) to Option Grants in Last Fiscal Year, on page 22, and the Compensation Committee Report on Executive Compensation, at page 27. The total number of shares that could be acquired by each officer by exercise of such options is as follows:

                        Frank Shrontz                200,000
                        Philip M. Condit             125,000
                        Boyd E. Givan                 45,000
                        C. Gerald King                45,000
                        Ronald B. Woodard             45,000

(5) This number does not include 3,641,364 shares for which Mr. Givan has shared investment power as a member of the Retirement Committee, which is appointed by the Board of Directors to oversee employee retirement matters. Mr. Givan disclaims beneficial ownership of these shares.

(6) Mr. Woodard also has units equivalent to 3,114 common shares in Fund E of the Voluntary Investment Plan, a 401(k) retirement plan. See page 8 for additional information on Fund E.

                             EXECUTIVE COMPENSATION

The following table summarizes the annual and long-term compensation of the named executive officers for fiscal years 1994, 1993, and 1992. All numbers in the table are rounded to the nearest dollar or whole share. A Compensation Committee Report on Executive Compensation begins on page 25.

                           SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM COMPENSATION
                                                          ------------------------------------
                                 ANNUAL  COMPENSATION              AWARDS              PAYOUTS
                                 ---------------------    -----------------------      -------
   NAME AND                                               RESTRICTED   SECURITIES       LTIP        ALL OTHER
  PRINCIPAL                        SALARY      BONUS        STOCK      UNDERLYING      PAYOUTS    COMPENSATION
   POSITION             YEAR       ($)(1)      ($)(2)       ($)(3)     OPTIONS(#)      ($)(4)        ($)(5)
  ---------             ----     --------     --------    --------     ----------      -------    ------------
Frank Shrontz           1994     $844,828     $600,000    $149,194       31,875                      $74,959
Chairman of the         1993      796,935      624,000     170,233      231,875        $218,426       66,669
Board & CEO             1992      821,361      554,000     184,031       31,875         185,000       59,511

Douglas P. Beighle      1994      356,215      164,000      40,780       12,750                       30,596
Senior Vice             1993      338,220      174,400      60,345       12,750          81,156       27,181
President               1992      324,868      158,650      64,594       12,750          69,930       23,220

Philip M. Condit        1994      499,714      292,000      72,608       21,250                       40,514
President               1993      464,063      312,000      97,595      147,750          79,765       35,782
                        1992      341,534      238,000      63,375       12,750          68,450       23,515

Boyd E. Givan           1994      372,874      172,000      42,769       57,750                       31,102
Senior Vice President   1993      342,625      178,950      60,718       12,750          76,519       27,064
& CFO                   1992      298,008      153,900      62,563       12,750          64,010       21,400

C. Gerald King          1994      333,143      168,000      41,774       57,750                       27,316
Senior Vice President-  1993      297,319      172,100      57,738       12,750          73,736       23,303
Pres., Defense & Space  1992(6)
Group

Ronald B. Woodard       1994      316,476      148,000      36,801       57,750                       22,592
Senior Vice President-  1993      213,410      130,200      49,543       12,750          38,955       11,110
Pres., Commercial       1992(6)
Airplane Group

(1) The specific amounts shown here (the amounts of salary reported to the IRS as taxable income) reflect the fact that one more payday fell in 1992 than in 1993 or 1994.

(2) Incentive compensation is based on performance in the year shown but determined and paid the following year.

(3) The amount reported for each officer for 1993 and 1992 is the number of executive investment performance shares credited to that officer under the Company's Long-Term Incentive Program, multiplied by the closing market price of Boeing common stock as reported in The Wall Street Journal for the New York Stock Exchange - Composite Transactions on the date of the award. The amount reported for each officer for 1994 is the number of Boeing Stock Units ("BSUs") awarded on February 27, 1995, in lieu of 20% of the 1994 annual cash incentive award, multiplied by the closing market price of Boeing common stock on that date.

         Performance shares earn dividend equivalents and interest on dividend equivalents, payable after four years, when each performance share is converted into one share of Boeing stock. BSUs earn dividends, which are reinvested in BSUs each quarter. BSUs vest and are payable three years after the award. The officer may choose to receive for each BSU one share of Boeing stock or cash equal to the Fair Market Value of one share at the time of vesting.

         The following table shows (a) the total number of performance shares credited to each of the named executive officers, (b) the value of those performance shares, based on the closing market price of Boeing stock on December 30, 1994, (c) the total number of BSUs credited to each of the named executive officers, and (d) the value of those BSUs, based on the closing market price of Boeing common stock on February 27, 1995, the date on which the BSUs were awarded.

                                    NUMBER OF      12/30/94 VALUE
                                   PERFORMANCE     OF PERFORMANCE       NUMBER       2/27/95 VALUE
                                      SHARES           SHARES          OF BSUs          OF BSUs
                                   -----------     --------------      -------       -------------
              Frank Shrontz           26,740         $1,256,780         3,226          $149,194
              Douglas P. Beighle       9,820            461,540           882            40,780
              Philip M. Condit        10,660            501,020         1,570            72,608
              Boyd E. Givan            9,310            437,570           925            42,769
              C. Gerald King           7,740            363,780           903            41,774
              Ronald B. Woodard        3,700            173,900           796            36,801

         BSUs and the Long-Term Incentive Program are also described in the Compensation Committee Report on Executive Compensation, at pages 26 and 27, respectively.

(4) The amount reported for each officer on the line for 1992 reflects the award of performance-based performance shares (under the Long-Term Incentive Program) by the Compensation Committee in 1993, for performance in the three-year period ended December 31, 1992. The amount reported for each officer on the line for 1993 reflects the award of performance-based performance shares by the Compensation Committee in 1994, for performance in the three-year period ended December 31, 1993. The amount shown in each year is equal to the number of performance-based performance shares awarded multiplied by the closing market price of Boeing common stock on the date of grant. The Compensation Committee is expected to determine in August 1995 any awards of performance-based performance shares with respect to the three-year period ended December 31, 1994.

(5) Amounts of "All Other Compensation" are the sum of the value of (a) dividend equivalents and interest on dividend equivalents on performance shares under the Long-Term Incentive Program and (b) Company contributions to the Company's Financial Security Plan, Supplemental Benefit Plan, and Voluntary Investment Plan. The amounts described in (a) and (b) above, for the named executive officers, are as follows for 1994:

                                                    (a)              (b)
                                                  -------          --------
                     Frank Shrontz                $25,840           $49,119
                     Douglas P. Beighle             9,489            21,107
                     Philip M. Condit              10,468            30,046
                     Boyd E. Givan                  9,003            22,099
                     C. Gerald King                 7,572            19,743
                     Ronald B. Woodard              3,803            18,789

(6) Mr. King and Mr. Woodard did not become members of the group of executive officers whose compensation is reportable in this table until 1993.

                       OPTION GRANTS IN LAST FISCAL YEAR

                         INDIVIDUAL GRANTS
- ---------------------------------------------------------------------
                                PERCENT
                  NUMBER OF    OF TOTAL                                          POTENTIAL REALIZABLE VALUE
                 SECURITIES     OPTIONS                                       AT ASSUMED RATES OF STOCK PRICE
                 UNDERLYING    GRANTED TO    EXERCISE OR                      APPRECIATION FOR OPTION TERM(3)
                  OPTIONS     EMPLOYEES IN   BASE PRICE    EXPIRATION   ------------------------------------------
  NAME           GRANTED(#)   FISCAL YEAR     ($/Sh)          DATE      0% ($)       5% ($)           10% ($)
  ----           ----------   ------------   -----------   ----------   ------  ---------------    ---------------
F. Shrontz        31,875(1)       1.43        $47.2500       2/29/04      $0    $       947,174    $     2,400,326
D.P. Beighle      12,750(1)        .57         47.2500       2/29/04       0            378,870            960,130
P.M. Condit       21,250(1)        .96         47.2500       2/29/04       0            631,450          1,600,217
B.E. Givan        12,750(1)        .57         47.2500       2/29/04       0            378,870            960,130
                  45,000(2)       2.02         47.2500      12/13/98       0                  0          1,230,773
C.G. King         12,750(1)        .57         47.2500       2/29/04       0            378,870            960,130
                  45,000(2)       2.02         47.2500      12/13/98       0                  0          1,230,773
R.B. Woodard      12,750(1)        .57         47.2500       2/29/04       0            378,870            960,130
                  45,000(2)       2.02         47.2500      12/13/98       0                  0          1,230,773
All optionees                                                              0         62,000,000        161,000,000
All shareholders(4)                                                        0     10,114,000,000     25,630,000,000
Gain of all optionees as % of gain of all shareholders                     0               0.61%              0.63%


(1) All options listed were granted pursuant to the 1993 Incentive Stock Plan for Employees. The per share exercise price is the Fair Market Value of Boeing common stock (as defined on page 15) on the date of grant, and the term of each option is ten years, subject to earlier termination in the event of termination of employment. The options vest after one year's employment from the date of grant. As to each grant, 40% becomes exercisable after one year from the date of grant, an additional 30% after three years, and the remaining 30% after five years. The exercise price may be paid by cash or by delivery of shares already owned. The schedule on which options become exercisable is subject to acceleration for retirement, death, or disability after vesting.

(2) The per share exercise price of these supplemental stock option grants to Mr. Givan, Mr. King and Mr. Woodard is the Fair Market Value of Boeing common stock on the date of grant, and the term of each option is four years and 9-1/2 months. The options vest after one year's employment from the date of grant. They are not exercisable until the closing price of Boeing common stock, as reported in The Wall Street Journal for the New York Stock Exchange - Composite Transactions, averages or exceeds specified prices for 20 consecutive trading days. At $64, 50% of each option becomes exercisable, at $67, an additional 25% of each option becomes exercisable, and at $70, the remaining 25% becomes exercisable. These options were also granted pursuant to the 1993 Incentive Stock Plan for Employees.

(3) Potential realizable values are based on assumed appreciation rates specified by the Securities and Exchange Commission. These increases in value are based on speculative assumptions and are not intended to forecast possible future appreciation, if any, of the Company's stock price. For options expiring on December 13, 1998, assuming 0%, 5%, and 10% annual rates of stock price appreciation, the market price per share at expiration would be $47.2500, $59.6944, and $74.6005, respectively. For options expiring on February 29, 2004, assuming the same rates of appreciation, the market price per share at expiration would be $47.2500, $76.9653, and $122.5543, respectively.

(4) Each amount represents the increase in total market value of outstanding Boeing common stock consistent with the stock price appreciation assumptions for the grants dated February 27, 1994, and expiring on February 29, 2004. As of February 27, 1994, there were 340,356,167 shares of common stock outstanding.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTIONS/SAR VALUES

                                                          NUMBER OF
                       SHARES                       SECURITIES UNDERLYING               VALUE OF UNEXERCISED
                      ACQUIRED                     UNEXERCISED OPTIONS/SARs           IN-THE-MONEY OPTIONS/SARs
                         ON           VALUE        AT FISCAL YEAR-END(#)(2)           AT FISCAL YEAR-END ($)(3)
                      EXERCISE      REALIZED     -----------------------------     ------------------------------
      NAME              (#)          ($)(1)      EXERCISABLE     UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
      ----            --------      --------     -----------     -------------     -----------      -------------
Frank Shrontz          35,086       $877,298       404,963          295,438         $7,696,739       $1,590,844
Douglas P. Beighle     10,069        210,852       122,689           37,275          2,165,132          122,906
Philip M. Condit       30,773        498,667        35,725          176,775            166,000          994,406
Boyd E. Givan           6,050        136,060        67,469           82,275            881,093          122,906
C. Gerald King          3,500         88,010        64,337           78,563          1,058,091          116,044
Ronald B. Woodard           0              0        18,200           68,700            170,531           58,022


(1) The value realized is the difference between the Fair Market Value of the underlying stock at the time of exercise and the exercise price.

(2) The terms of the stock option grants, including the schedule on which they become exercisable, are stated in footnotes (1) and (2) to Option Grants in Last Fiscal Year, on page 22.

(3) Amounts are based on the Fair Market Value of Boeing common stock on December 30, 1994, which was $46.9375. There is no guarantee that if and when these options are exercised they will have this value.

                               PENSION PLAN TABLE

The following table shows the estimated annual benefits payable to an employee, assuming retirement on January 1, 1995, at age 65 after selected periods of service, including amounts to be paid pursuant to the Employee Retirement Plan, the Supplemental Benefit Plan, and the Supplemental Retirement Plan, based on straight life annuity amounts. The plans also permit selection of a joint and survivor annuity with reductions in the benefits shown. The benefits shown in the table are not subject to any deduction for Social Security or other offset amounts.

                          YEARS OF CREDITED SERVICE(1)

REMUNERATION(2)        15             20             25            30             35             40
- ---------------     --------       --------       --------      --------       --------     ----------
  $  300,000        $ 65,700       $ 87,600       $109,500      $131,400       $153,200     $  175,100
     500,000         110,700        147,600        184,500       221,400        258,200        295,100
     700,000         155,700        207,600        259,500       311,400        363,200        415,100
     900,000         200,700        267,600        334,500       401,400        468,200        535,100
   1,100,000         245,700        327,600        409,500       491,400        573,200        655,100
   1,300,000         290,700        387,600        484,500       581,400        678,200        775,100
   1,500,000         335,700        447,600        559,500       671,400        783,200        895,100
   1,700,000         380,700        507,600        634,500       761,400        888,200      1,015,100

(1) For pension plan purposes, "credited" service begins after one year of employment with the Company. Credit for the first year is made up during the 20th, 21st, and 22nd years of employment. The named executive officers have the following years of credited service:

                    Frank Shrontz                     36.5
                    Douglas P. Beighle                13.8
                    Philip M. Condit                  29.5
                    Boyd E. Givan                     28.9
                    C. Gerald King                    36.5
                    Ronald B. Woodard                 28.4

(2) Pension benefits are based on earnings in the last ten years of employment, which equal (a) the average annual salary for the highest consecutive 60 months, plus (b) the average annual incentive compensation for the five highest years. The total final annual averages for the named executive officers are currently as follows:

                    Frank Shrontz         $1,408,400
                    Douglas P. Beighle       505,383
                    Philip M. Condit         640,000
                    Boyd E. Givan            472,950
                    C. Gerald King           420,167
                    Ronald B. Woodard        317,150

         The Company has entered into an agreement with Mr. Beighle whereby his retirement benefits at age 65 will be supplemented by an amount which, when added to his aggregate benefits under the Employee Retirement Plan, the Supplemental Retirement Plan, and the Supplemental Benefit Plan, will yield 30% of his total final average annual compensation, as determined under those plans. If Mr. Beighle retired at age 65, and his total final average compensation under the plans were the amount shown above, he would receive approximately $30,662 per year under his agreement. The benefit would be lower for retirement prior to age 65.

         Amounts shown for 1992 and 1993 in the Bonus column of the Summary Compensation Table on page 20 are net of the 20% reduction for participants in the Long-Term Incentive Program. Amounts shown for 1994 in the Bonus column are net of the 20% of the incentive award that was converted into Boeing Stock Units. Compensation covered under the plans referred to above (the Employee Retirement Plan, the Supplemental Retirement Plan, and the Supplemental Benefit Plan) does not take into account such 20% reduction.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors establishes and administers the Company's executive compensation programs. The goals of the Company's integrated executive compensation programs are to:

1.       Align executive compensation with shareholder interests;

2.       Attract, retain, and motivate a highly competent executive team;

3.       Link pay to individual, operating group, and Company performance; and

4.       Achieve a balance between short-term and long-term results.

The full Board of Directors reviews the Committee's recommendations and approves the salaries of all elected officers, including the executive officers named in the Summary Compensation Table on page 20. The Committee is responsible for all other elements of executive compensation, including annual incentive awards, stock options, and the Long-Term Incentive Program for key executives.

During 1994, the Committee sponsored a comprehensive study of the Company's executive compensation programs and revised several components for implementation in 1995. As a result, the number of executive pay grades was reduced, and executive investments under the Long-Term Incentive Program were discontinued and replaced with more competitive stock option grant guidelines. In addition, a portion of the 1994 annual incentive award for each named executive officer was converted into Boeing Stock Units, which are restricted for a three-year vesting period.

Boeing executive officers are assigned to pay grades with established salary ranges, annual incentive award target percentages, and stock option grant guidelines. Assignment to a pay grade is determined by comparing individual responsibilities with industry survey data and internal executive job relationships. It is the Committee's objective to maintain a competitive compensation structure for Boeing executives.

Boeing executive compensation programs are designed to provide awards based on individual, operating group, and overall Company performance measures. To the extent that there is no adverse effect on this performance-related approach or on the Company's ability to provide competitive compensation, it is the Committee's policy to minimize executive compensation expense that is non-deductible by the Company for tax purposes.

SALARIES

The Committee annually reviews the salary levels of executive officers, utilizing data provided by an outside consulting firm, and comparing Boeing salaries to those for comparable jobs in major aerospace and large industrial corporations. These companies were selected on the basis of their comparable size and operating performance, and include approximately half of the aerospace and defense companies in the Standard & Poor's Aerospace Index, used in the performance comparison data on page 29. Boeing executive officer salary levels are targeted for the median position of this benchmark company group.

Executive officer salary adjustments are determined by a subjective evaluation, based on sustained performance, and comparisons to peers inside and outside the Company. Survey data indicate that 1994 base salaries of the named executive officers, including Mr. Shrontz, are on average slightly below the median of the benchmark companies.

ANNUAL INCENTIVE AWARDS

Annual incentive awards are designed to focus management attention on Company performance. Each pay grade has an assigned incentive award percentage (which is a percentage of annual salary) that provides an incentive opportunity based on Company, operating group, and individual performance. The 1994 incentive award percentages assigned to the named executive officers range from 45% to 60% of salary. The annual incentive award an executive officer is eligible to receive can range from zero to two times the incentive award percentage assigned to the individual's pay grade.

Company performance is evaluated based on the achievement of operating group goals, as well as progress toward specific long-term goals of quality, profitability, and sales growth. Operating group performance is evaluated based primarily on operating plan measures of customer, employee, and community satisfaction; productivity, cost performance, and net profit contribution; and market share or new product orders.

At the end of the year, the Chief Executive Officer and the President evaluate performance toward Company and operating group goals. The evaluation takes into consideration a comparison to the performance of peer and premier companies and the overall industry environment. The resulting performance evaluation produces a percentage factor that may increase or decrease the target incentive awards for executive officers. For 1994, the assessment was that Company performed well in a very difficult market environment. Evaluation of Company performance, coupled with a subjective evaluation of individual performance, was the basis for the actual incentive awards approved by the Committee. Awards for the named executive officers other than Mr. Shrontz averaged 132% of their assigned percentages and are shown in the Bonus column of the Summary Compensation Table on page 20.

Mr. Shrontz's annual incentive award was based on his corporate leadership and personal contributions to the Company's operating performance. The Company continued to make progress toward productivity goals, maintained a high share of the commercial airplane market, and exceeded product order objectives in the defense and space business. The award made by the Committee for Mr. Shrontz's outstanding leadership over all operations is shown in the Bonus column of the Summary Compensation Table on page 20.

BOEING STOCK UNITS

The 1994 annual incentive award for each of the named executive officers was paid out in the following manner: 80% in cash and 20% converted into Boeing Stock Units ("BSUs"). The number of BSUs awarded was determined by crediting the executive with the number of shares that could be purchased with 20% of the incentive award, based on the Fair Market Value of Boeing stock (as defined on page 15) on the day of the award. The BSUs vest three years after the award and the executive may choose to have them be paid out in either shares of Boeing stock or cash. The value of the BSUs at the time of grant to Mr. Shrontz and the other named executive officers is shown in the Restricted Stock column of the Summary Compensation Table on page 20.

STOCK OPTIONS

Stock options are granted to provide a long-term incentive opportunity that is directly linked to shareholder value. To recognize the different levels of responsibilities within the Company, the number of stock options an executive officer is granted is determined by the officer's pay grade. However, all stock option grants are subject to discretionary adjustments based on individual performance or for purposes of retention.

Stock options are granted with an exercise price equal to the Fair Market Value of Boeing common stock on the date of grant, and become exercisable in 40%, 30%, and 30% increments after one, three, and five years, respectively. To encourage stock retention, and consistent with past practice, stock options are granted as incentive stock options to the extent permitted under the Internal Revenue Code. Mr. Shrontz's stock option grant in 1994 was consistent with these guidelines.

To provide an additional incentive to increase shareholder value over the next five years, the Committee awarded to Messrs. Givan, King, and Woodard a one-time supplemental stock option grant similar to the grants awarded to Messrs. Shrontz and Condit in 1993. The supplemental grants, which terminate on December 13, 1998, also have an exercise price equal to the Fair Market Value of Boeing common stock on the date of the grant, but do not become exercisable, and therefore have no exercise value, until the market price reaches $64 per share. The options become exercisable only after the closing price of Boeing common stock averages or exceeds specified prices for 20 consecutive trading days. At $64 per share, 50% of the options become exercisable, at $67 an additional 25% become exercisable, and at $70 the remaining 25% become exercisable. Due to the unusual features of this supplemental grant, previous grants to these officers were not considered in making the awards.

In approving annual and supplemental stock option grants, the Committee did not consider the number of outstanding stock options held by an individual.

LONG-TERM INCENTIVE PROGRAM

Prior to 1994, certain senior executives were chosen by the Committee to participate in the Long-Term Incentive Program. Under the Program, executive investment performance shares were allocated in the first year of a seven-year performance cycle. In the third year of the cycle, the Committee, in its discretion, could award additional performance-based performance shares in an amount from 0% to 200% of the number of each participant's executive investment performance shares for the cycle, depending on the Committee's assessment of management's achievement of certain performance targets. Each performance share is converted into one share of Boeing stock four years after it is awarded and earns dividend equivalents and interest on dividend equivalents, which are payable when the performance share is converted into stock.

Further executive investments under the Long-Term Incentive Program were discontinued in 1994, although the Committee will continue to consider awards of performance-based performance shares in respect of prior years' executive investments. The size of the performance-based awards will be based on an assessment of overall performance against the Company's long-range strategic plan for that performance cycle. The performance measures used are return on equity, real sales growth, and quality improvement as measured by customer, employee, and community satisfaction, as well as consideration of total shareholder return. Although the Committee does not assign relative weights to these factors, each factor has specific targets and measures.

In evaluating performance for the three-year period that ended December 31, 1993, the Committee concluded that the Company did not achieve several of the performance measurement goals set in 1991. However, management implemented important process improvements to increase quality and improve the family of commercial aircraft in the product line which, over time, should lead to an increase in shareholder value. As a result, the Committee, based on its subjective assessment of Company performance, awarded performance-based shares at 1.15 times the number of each executive investment performance share award at the beginning of the cycle in 1991. The percentage awarded is the same for all participants.

This formula, applied to Mr. Shrontz's 1991 executive investment performance shares, produced an award to him of 4,710 performance-based performance shares. The value at the time of grant of the performance-based performance shares awarded to Mr. Shrontz and the other named executive officers is shown on the line for 1993 in the LTIP Payout column of the Summary Compensation Table on page 20.

                                        COMPENSATION COMMITTEE:
                                            George M. Keller, Chairman
                                            Harold J. Haynes
                                            Donald E. Petersen
                                            Charles M. Pigott
                                            George H. Weyerhaeuser

                   SHAREHOLDER RETURN ON PERFORMANCE GRAPHS

The following graphs show changes in the value of $100 invested at year-end 1989 and 1984, respectively, in (1) the Company's common stock, (2) Standard & Poor's 500 Stock Index, and (3) Standard & Poor's Aerospace Index. The investment values are based on share price appreciation plus dividends paid in cash, assuming that dividends were reinvested on the date on which they were paid.


                   FIVE-YEAR CUMULATIVE TOTAL RETURNS GRAPH

                                   [GRAPH]

                    1989       1990      1991      1992      1993      1994
                    ----       ----      ----      ----      ----      ----
Boeing               100        117       126       108       120       133
S&P 500              100         97       126       135       148       150
S&P Aerospace        100        104       124       130       169       182



                   TEN-YEAR CUMULATIVE TOTAL RETURNS GRAPH

                                   [GRAPH]

               1984  1985  1986  1987  1988  1989  1990  1991  1992  1993  1994
               ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
Boeing          100   142   141   106   178   267   312   336   289   320   355
S&P 500         100   132   156   164   191   251   243   316   339   372   376
S&P Aerospace   100   122   133   109   137   176   184   219   230   298   322




The Board of Directors and its Compensation Committee recognize that the market price of stock is influenced by many factors, only one of which is issuer performance. The Company's stock price is significantly influenced by cyclical fluctuations in the commercial jet transport global market environment, and to a lesser degree, changes in national defense priorities. The stock price performance shown in the graphs is not necessarily indicative of future price performance.

                          ANNUAL REPORT AND FORM 10-K

The 1994 Annual Report of the Company was mailed to shareholders together with this proxy statement. UPON REQUEST, THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES. The Form 10-K has been filed with the SEC. It may be obtained by writing to the Data Shipping Department, The Boeing Company, P.O. Box 3707, Mail Stop 3T-33, Seattle, Washington 98124-2207, or calling (206) 393-4964.

                         SHAREHOLDER PROPOSALS FOR 1996

The Company's next annual meeting will be held on April 29, 1996. An eligible shareholder who wants to have a qualified proposal considered for inclusion in the proxy statement for that meeting must notify the Secretary of the Company. The proposal must be received at the Company's executive offices no later than November 16, 1995. A shareholder must have been a registered or beneficial owner of at least one percent of the Company's outstanding common stock or stock with a market value of $1,000 for at least one year prior to submitting the proposal, and the shareholder must continue to own such stock through the date on which the meeting is held.

The Company's By-Laws outline procedures, including minimum notice provisions, for shareholder nomination of directors and other shareholder business to be brought before the annual meeting. A copy of the pertinent By-Law provisions is available on request to Heather Howard, Corporate Secretary, The Boeing Company, P.O. Box 3707, Mail Stop 10-13, Seattle, Washington 98124-2207.


                                       THE BOEING COMPANY

                     SOLICITED BY THE BOARD OF DIRECTORS
                              THE BOEING COMPANY
                        ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 24, 1995

        The undersigned hereby appoints Philip M. Condit, George M. Keller, and George H. Weyerhaeuser (the "Proxy Committee"), and each or any of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote all of the shares of stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on April 24, 1995 (the "Meeting"), and at any adjournment thereof, as indicated on the reverse side of this card with respect to the election of directors, and with discretionary authority as to any other matters that may properly come before the Meeting, in accordance with and as described in the Notice and Proxy Statement for the Meeting.

        If there are shares of stock allocated to the undersigned in Fund E of The Boeing Company Voluntary Investment Plan for Salaried Employees or the Voluntary Investment Plan for Hourly Employees, the undersigned hereby instructs the Trustee to vote all of such shares at the Meeting and any adjournment thereof, as indicated on the reverse side of this card with respect to the election of directors, and authorizes the Trustee to vote in its judgment or to empower the Proxy Committee to vote in the Proxy Committee's judgment, on such other business as may properly come before the Meeting and any adjournment thereof.

        If no direction is given, this proxy will be voted FOR each of the nominees for election as directors.

            IMPORTANT: TO BE SIGNED AND DATED ON THE REVERSE SIDE.
- --------------------------------------------------------

(X) Please mark votes as in this example.

The Board of Directors recommends a vote FOR                    Comments about the proxy materials or other aspects of the business
         each of the following nominees.                        are welcome. Although not answered on an individual basis, comments are helpful in assessing shareholder sentiment.
1.  Election of Directors: John E. Bryson, Stanley Hiller, Jr.,
    Charles M. Pigott, Rozanne L. Ridgway, and Frank Shrontz.

( ) FOR         ( ) WITHHELD

( ) ------------------------                                    Mark here for                 Mark here for
    For all nominees, except as noted above                     comments      ( )             address change    ( )
                                                                and note above                and note at left

                                                                Please sign exactly as your name appears. If acting as attorney, executor, trustee, or in another representative capacity, sign name and title.

                                                                Signature                                 Date
                                                                          -------------------------------       -----------------

                                                                Signature                                  Date
                                                                          --------------------------------      -----------------